UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2006

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Signature

Item 1.01.  Entry into a Material Definitive Agreement.  Apex Silver Mines Corporation, a wholly-owned subsidiary of Apex Silver Mines Limited (“Apex Silver”), entered into a Separation Agreement and Release (the “Agreement”) with Mark A. Lettes, one of the company’s former executive officers, in connection with Mr. Lettes’ retirement as Senior Vice President and Chief Financial Officer of Apex Silver, effective June 10, 2006. The Agreement, which was executed and delivered by Mr. Lettes on June 12, 2006, became effective on June 19, 2006 following the expiration of a seven-day period during which Mr. Lettes had the unrestricted right to rescind the Agreement without penalty.

As provided in the Agreement, Mr. Lettes received a cash payment equal to $307,995 representing the aggregate amounts payable under Apex Silver’s Severance Compensation Plan and Incentive Bonus Plan. The Agreement also stipulates that Mr. Lettes and Apex Silver will enter into (i) a Restricted Shares Amendment Agreement by which the restrictions on 7,800 restricted ordinary shares previously granted to Mr. Lettes will lapse, and (ii) a Stock Option Amendment Agreement by which options to purchase a total of 47,250 ordinary shares previously granted to Mr. Lettes will vest and remain exercisable until June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 2006

Apex Silver Mines Limited

By:	/s/ Gerald A. Malys
Gerald A. Malys
Senior Vice President and Chief Financial Officer